                                                                               .
                                                                               .
                                                                               .

                                  EXHIBIT 12(A)

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  SALTON, INC.

                                                        13 WEEKS
                                                         ENDED
                                                       10/2/2004                                      YEAR ENDED
(IN THOUSANDS, EXCEPT RATIOS)                         (UNAUDITED)       2004         2003          2002        2001
                                                      ------------    ---------    ---------    ---------    ---------
Fixed Charges
   Interest and amortization of debt issuance costs
    on all indebtedness                               $     13,038    $  40,192    $  41,008    $  43,357    $  39,043
   Add interest element implicit in rentals                    894        3,557        3,807        3,040        3,724
                                                      ------------    ---------    ---------    ---------    ---------
        Total fixed charges                           $     13,932    $  43,749    $  44,815    $  46,397    $  42,767
(Loss) Income
   (Loss) Income before income taxes                  $     (3,280)   $(100,387)   $  10,916    $  44,541    $  73,846
    Add fixed charges                                       13,932       43,749       44,815       46,397       42,767
                                                      ------------    ---------    ---------    ---------    ---------
   (Loss) Income before fixed charges and income
    taxes                                             $     10,652    $ (56,638)   $  55,731    $  90,938    $ 116,613
                                                      ============    =========    =========    =========    =========
Ratio of earnings to fixed charges                            0.76        (1.29)        1.24         1.96         2.73